Investor Relations Contacts: Kevin Inda Corporate Communications, Inc. 407-566-1180 Kevin.Inda@cci-ir.com or Craig Knock Chief Financial Officer 641-787-2089

Media Contact: Julie White Director, Corporate Communications 641-787-2040 Julie.White@iowatelecom.com

Iowa Telecom Reports Results for Fourth Quarter and
Year Ended December 31, 2004

NEWTON, Iowa — (March 3, 2005)  — Iowa Telecommunications Services, Inc. (NYSE Symbol: IWA) today announced operating results for the fourth quarter and year ended December 31, 2004. Quarterly highlights for the Company include:

•	Operating revenues were $56.7 million.

•	Operating income was $19.1 million.

•	Net income (loss) was $(16.7) million or $(0.64) per share.

•	EBITDA (as defined herein) was $10.5 million.

•	Excluding one-time transaction-related costs, net income was $9.5 million or $0.36 per share and EBITDA was $33.1 million.

“We had excellent results this quarter with EBITDA of $33.1 million and net income of $9.5 million excluding the one-time costs associated with our successful initial public offering,” said Alan L. Wells, Iowa Telecom president and chief executive officer. “Revenue in the fourth quarter was $56.7 million, an increase of $4.4 million, or 8.5% from the same quarter last year. We continue to be especially pleased with the success of our DSL service offering, as we added 4,000 net subscribers during the fourth quarter.

“Our overall financial results for the year were in line with our expectations. We believe we are well-positioned to continue our track record of strong operational and financial results,” Wells added. “With the successful completion of our initial public offering and our related debt financing, our financial position is strong. Excluding the significant one-

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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 2 March 3, 2005

time costs associated with our initial public offering and the one-time benefits from our rate increase settlement with the Iowa Utilities Board earlier in 2004, EBITDA increased from $125.8 million in 2003 to $133.3 million in 2004.

“Our capital expenditures for the fourth quarter and for the year were in line with our expectations, although higher than for a typical year as a result of our rate increase settlement,” Wells continued. “We anticipate our 2005 capital expenditures to be approximately $30 million and our 2005 cash interest expense to be between $30 million and $32 million.

“During 2005, we intend to adhere to our strategy and be very cash flow focused,” Wells said. “We intend to continue leveraging our local presence and we will seek to increase our revenue per access line by selling additional and enhanced services. Through our competitive local exchange subsidiary, we will selectively pursue customers in markets adjacent to our existing markets. Lastly, we will prudently evaluate selective strategic acquisitions as opportunities arise.

“Consistent with our dividend policy, we intend to pay quarterly dividends at an annual rate of $1.62 per share, or approximately $50 million annually in total, as we return a significant portion of our excess cash flow to investors,” Wells concluded.

FINANCIAL DISCUSSION FOR 4TH QUARTER 2004:

•

Operating Revenues  increased $4.4 million, or 8.5%, to $56.7 million for the fourth quarter of 2004 as compared to the same quarter in 2003. The increase in revenue was primarily attributable to the April 2004 rate increase settlement with the Iowa Utilities Board and higher DSL and dial-up Internet sales.

•

Operating Income  decreased by $0.1 million, or less than 1%, in the fourth quarter of 2004 as compared to the same period in 2003 as higher expense offset the higher revenue for the period. Significant items that contributed to the higher expense included $0.5 million of higher depreciation and amortization expense, $0.2 million of one-time transaction-related costs and $0.2 million of costs related to becoming a publicly-traded company. In addition, the fourth quarter 2003 expense was lower as a result of a $0.7 million recovery of a previously written-off carrier receivable. The majority of the remaining expense increase was attributable to higher sales volumes and costs associated with the growth of the competitive local exchange carrier subsidiary.

•

Interest Expense  increased by $2.3 million for the fourth quarter of 2004 over the same period in 2003 due to a $3.6 million write-off of existing debt issuance costs in 2004 associated with debt retired in conjunction with the Company’s initial public offering.

•

Net Income decreased by $24.5 million to a loss of $16.7 million for the quarter compared to net income of $7.9 million in the fourth quarter of 2003. Net income was impacted by $26.2 million of one-time transaction-related costs associated with the Company’s initial public offering. Excluding these one-time costs, net income would have been $9.5 million, or an increase of $1.7 million over the same quarter in 2003.

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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 3 March 3, 2005

•

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)  decreased by $21.7 million for the fourth quarter of 2004 over the same period in 2003. However, excluding the one-time costs associated with the Company’s initial public offering, EBITDA would have been $33.1 million, or $0.9 million higher than the same quarter in 2003. The transaction-related costs of the initial public offering consisted primarily of $18.6 million of prepayment fees associated with the refinancing and retirement of credit facilities, and $3.8 million of selling shareholders equity issuance costs.

•

Total Access Lines  increased by 1,000, or 0.4%, for the fourth quarter of 2004 as compared to the fourth quarter in 2003. Incumbent local exchange carrier access lines declined by 1,200 lines, or 0.5% from the third quarter of 2004.

Fourth Quarter 2004 Financial Summary (Unaudited) (dollars in thousands, except per share amounts)

			Change

	2004	2003	Amount	Percent

Revenue	$56,734	$52,308	$4,426	8.5%
Operating Income	$19,082	$19,217	$(135)	-0.7%
Interest Expense	$15,094	$12,821	$2,273	17.7%
Net Income (Loss)	$(16,653)	$7,849	$(24,502)	NA
Income (Loss) Available for
Common	$(16,653)	$5,661	$(22,314)	NA
Earnings (Loss) Per Share	$(0.64)	$0.25	$(0.89)	NA

EBITDA (1)	$10,518	$32,264	$(21,746)	-67.4%
EBITDA Excluding Transaction-
Related-Costs (2)	$33,122	$32,264	$858	2.7%
Capital Expenditures	$11,109	$8,138	$2,971	36.5%

(1)

We provide readers financial measures generated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”). We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. We believe that net income is the most directly comparable financial measure to EBITDA under GAAP. We present EBITDA because we believe it is a useful indicator of our historical debt capacity and our ability to service debt and pay dividends. We also present EBITDA because covenants in our credit facilities contain ratios based on Adjusted EBITDA, which is derived from EBITDA. EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP. EBITDA is not a complete measure of our profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes; nor is EBITDA a complete net cash flow measure because it does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends.

(2)	The adjustments to derive EBITDA Excluding Transaction-Related Costs are set forth on the following table.
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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 4 March 3, 2005

Fourth Quarter 2004 Transaction-Related Costs (Unaudited) (dollars in thousands, except per share amounts)

	As Reported	Transaction- Related Costs		Excluding Transaction- Related Costs

Revenue	$56,734			$56,734
Operating Expense	37,652	163	(a)	37,489

Operating Income	19,082	163		19,245
Interest Expense	(15,094)	3,568	(a)	(11,526)
Other Income (Expense), net	(20,641)	22,441	(a)	1,800

Net Income (Loss)	(16,653)	26,172		9,519
Income (Loss) Available for
Common Stockholders	$(16,653)	$26,172		$9,519

EBITDA
Net Income (Loss)	$(16,653)	$26,172		$9,519
Income Taxes	—	—		—
Interest Expense	15,094	(3,568)		11,526
Depreciation and Amortization	12,077	—		12,077

EBITDA	$10,518	$22,604		$33,122

(a)   Costs associated with the Company’s initial public offering in November of 2004. Adjustments associated with the offering include other expense of $18.6 million for prepayment fees on the retired debt and $3.8 million for selling shareholder equity issuance costs, interest expense of $3.6 million for the write-off of the remaining debt issuance costs related to the retired debt, and operating expense of $0.2 million for other miscellaneous costs.

Key Operating Statistics	4th Quarter 2004	4th Quarter 2003	% Change

Telephone Access Lines
ILEC Lines	251,800	261,900	-3.9%
CLEC Lines	15,200	4,100	270.7%

Total Telephone Access Lines	267,000	266,000	0.4%

Long Distance Subscribers	135,800	110,400	23.0%
Dial-up Internet Subscribers	51,500	49,700	3.6%
DSL Subscribers	15,600	6,800	129.4%
Average Monthly Revenue Per
Access Line (1)	$71	$65	9.2%

	4th Quarter 2004	3rd Quarter 2004	% Change

Telephone Access Lines
ILEC Lines	251,800	253,000	-0.5%
CLEC Lines	15,200	12,500	21.6%

Total Telephone Access Lines	267,000	265,500	0.6%

Long Distance Subscribers	135,800	132,800	2.3%
Dial-up Internet Subscribers	51,500	52,200	-1.3%
DSL Subscribers	15,600	11,600	34.5%
Average Monthly Revenue Per
Access Line (1)	$71	$69	2.9%

(1) Average revenue per access line is computed by dividing the total revenue for the period by the average of the access lines at the beginning of the period and the end of the period.
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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 5 March 3, 2005

FINANCIAL DISCUSSION FOR YEAR ENDED DECEMBER 31, 2004:

•

Operating Revenues  increased $22.6 million, or 11.0%, to $228.1 million for the year ended December 31, 2004 as compared to 2003. The increase in revenue is primarily attributable to higher long distance, dial-up Internet and DSL sales and the April 2004 rate increase settlement, which included the recognition of $7.1 million in revenue collected subject to refund in prior periods.

•

Operating Income  increased $11.1 million, or 14.6%, in 2004 over 2003 as the cost of service and sales expense associated with a higher number of long distance, dial-up Internet and DSL customers offset a portion of the revenue increase.

•

Interest Expense  increased by $3.8 million in 2004 over 2003 as a result of the issuance of $66 million in subordinated notes during the first quarter of 2004, coupled with the write-off of existing debt issuance costs of $3.6 million resulting from debt retired in conjunction with the initial public offering.

•

Net Income decreased $13.9 million in 2004 to $14.2 million from $28.1 million in 2003. Net income was impacted by one-time transaction-related costs associated with the Company’s initial public offering. Excluding the one-time transaction-related costs and the recognition of revenue collected subject to refund from the rate increase settlement, net income would have been $33.3 million in 2004, or $5.2 million higher than in 2003.

•

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)  decreased by $8.0 million from $125.8 million to $117.8 million for 2004 as compared to 2003. Excluding the one-time transaction-related costs and the recognition of revenue collected subject to refund from the rate increase settlement, EBITDA would have been $133.3 million in 2004 or $7.6 million higher than in 2003. The transaction-related costs of the initial public offering consisted primarily of $18.6 million associated with the retirement of previous credit facilities and $3.8 million in selling shareholder issuance expenses.

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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 6 March 3, 2005

Year 2004 Financial Summary (Unaudited) (dollars in thousands, except per share amounts)

			Change
	2004	2003	Amount	Percent

Revenue	$228,119	$205,509	$22,610	11.0%
Operating Income	$86,994	$75,885	$11,109	14.6%
Interest Expense	$55,654	$51,838	$3,816	7.4%
Net Income	$14,204	$28,081	$(13,877)	-49.4%
Income Available for Common	$69,829	$19,331	$50,498	261.2%
Earnings Per Share	$2.97	$0.86	$2.11	245.3%
EBITDA (1)	$117,799	$125,768	$(7,969)	-6.3%
EBITDA Excluding One-Time
Items (2)	$133,349	$125,768	$7,581	6.0%
Capital Expenditures	$34,803	$23,761	$11,042	46.5%

(1)

We provide readers financial measures generated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”). We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. We believe that net income is the most directly comparable financial measure to EBITDA under GAAP. We present EBITDA because we believe it is a useful indicator of our historical debt capacity and our ability to service debt and pay dividends. We also present EBITDA because covenants in our credit facilities contain ratios based on Adjusted EBITDA, which is derived from EBITDA. EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP. EBITDA is not a complete measure of our profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes; nor is EBITDA a complete net cash flow measure because it does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes and dividends.

(2)	The adjustments to derive EBITDA Excluding One-time Items are set forth on the following table.
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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 7 March 3, 2005

Year Ended December 31, 2004 One-Time Items (Unaudited) (dollars in thousands, except per share amounts)

	As Reported	One-Time Items		Excluding One- Time Items

Revenue	$228,119	$(7,054	)(a)	$221,065
Operating Expense	141,125	163	(b)	140,962

Operating Income	86,994	(6,891)		80,103
Interest Expense	(55,654)	3,568	(b)	(52,086)
Other Income (Expense), net	(17,136)	22,441	(b)	5,305

Net Income	14,204	19,118		33,322
Gain on Redemption of
Redeemable Preferred	57,681	(57,681	)(c)	—
Preferred Dividend	(2,056)			(2,056)

Income (Loss) Available for
Common Stockholders	$69,829	$(38,563)		$31,266

EBITDA
Net Income	$14,204	$19,118		$33,322
Income Taxes	—	—		—
Interest Expense	55,654	(3,568)		52,086
Depreciation and Amortization	47,941	—		47,941

EBITDA	$117,799	$15,550		$133,349

(a)  Revenue includes $7.1 million of revenue from prior periods that was collected subject to refund and recognized in 2004 as a result of the rate increase settlement with the Iowa Utilities Board.

(b)  Costs associated with the initial public offering in November of 2004. Adjustments associated with the offering include other expense of $18.6 million for prepayment fees on the retired debt and $3.8 million of selling shareholder equity issuance costs, interest expense of $3.6 million for the write-off of the remaining debt issuance costs related to the retired debt, and operating expense of $0.2 million for other miscellaneous costs.

(c)  Gain on Redemption of Redeemable Preferred includes the one-time gain on the redemption in the first quarter of 2004.

Investor Call

As previously announced, Iowa Telecom’s management will hold a conference call to discuss the fourth quarter and year-end results on Thursday, March 3, 2005 at 9:00 a.m. (Eastern Time). To listen to the call, participants should dial (719) 457-2666 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 12:00 p.m. (Eastern Time) March 3, 2005 through March 10, 2005 by dialing (719) 457-0820 and entering Confirmation Code 7942532.

The live broadcast of Iowa Telecom’s quarterly conference call will be available online at www.iowatelecom.com or www.fulldisclosure.com on March 3, 2005, beginning at 9:00 a.m. (Eastern Time). The online replay will become available at approximately 12:00 p.m. (Eastern Time) and will remain available for 30 days.

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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 8 March 3, 2005

Forward-Looking Statements

The press release contains forward-looking statements that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects,” and similar expressions. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from future results, events or developments described in the forward-looking statements. Such factors include those risks described in Iowa Telecom’s Form S-1 on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Iowa Telecom undertakes no duty to update this information.

About Iowa Telecom

Iowa Telecommunications Services, Inc. (d/b/a Iowa Telecom) is a telecommunications service provider that offers local telephone, long distance, Internet, broadband and network access services to business and residential customers. Today, the company serves over 440 communities and employs over 600 people throughout the State of Iowa. The company’s headquarters are in Newton, Iowa. The Company trades on the New York Stock Exchange under the symbol IWA. For further information regarding Iowa Telecom, this press release or the conference call, please go to Iowa Telecom’s website homepage at www.iowatelecom.com and select “Investor Relations.” The Iowa Telecom logo is a registered trademark of Iowa Telecommunications Services, Inc. in the United States.

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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 9 March 3, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES Balance Sheets (Unaudited) (dollars in thousands, except per share amounts)

	As of December 31, 2004	As of December 31, 2003

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,874	$36,849
Accounts receivable, net	19,416	16,816
Inventory	2,979	2,966
Prepayments and other assets	3,224	1,465

Total Current Assets	28,493	58,096

PROPERTY, PLANT AND EQUIPMENT
Property, Plant and Equipment	496,145	469,923
Accumulated depreciation	(164,409)	(128,408)

Net Property Plant and Equipment	331,736	341,515

GOODWILL	460,113	460,097
INTANGIBLE AND OTHER ASSETS, net	15,800	14,428
INVESTMENT IN AND RECEIVABLE FROM
THE RURAL TELEPHONE FINANCE
COOPERATIVE	16,642	57,602

Total Assets	$852,784	$931,738

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Revolving credit facility	$41,507	$—
Accounts payable	15,889	12,845
Advanced billings and customer deposits	6,525	6,084
Accrued and other current liabilities	23,123	22,933
Current Maturities of long-term debt	—	41,250

Total Current Liabilities	87,044	83,112
LONG-TERM DEBT	477,778	604,500
OTHER LONG-TERM LIABILITIES	12,000	42,451

TOTAL LIABILITIES	576,822	730,063

REDEEMABLE CONVERTIBLE
PREFERRED STOCK	—	125,000

STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 125,000 shares
authorized no shares issued and outstanding	—	—
Common stock, $.01 par value, 100,000,000
shares authorized, 30,864,195 and
22,601,037 shares issued and outstanding	309	226
Additional paid-in-capital	314,634	179,774
Retained deficit	(38,897)	(103,325)
Other comprehensive income	(84)	—

Total Stockholders’ Equity	275,962	76,675

Total Liabilities and Stockholders’ Equity	$852,784	$931,738

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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 10 March 3, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES Income Statements (Unaudited) (dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003

REVENUE AND SALES
Local services	$18,366	$17,525	$82,778	$70,231
Network access services	25,291	23,208	94,957	91,031
Toll services	6,040	5,585	23,167	21,695
Other services and sales	7,037	5,990	27,217	22,552

Total revenues and sales	56,734	52,308	228,119	205,509

OPERATING EXPENSES
Cost of services and sales (exclusive of
items shown separately below)	15,407	11,889	55,766	49,534
Selling, general and administrative	10,168	9,608	37,418	34,241
Depreciation and amortization	12,077	11,594	47,941	45,849

Total operating costs and expenses	37,652	33,091	141,125	129,624

OPERATING INCOME	19,082	19,217	86,994	75,885

OTHER INCOME (EXPENSE)
Interest and dividend income	552	1,453	4,057	4,034
Interest expense	(15,094)	(12,821)	(55,654)	(51,838)
Other, net	(21,193)	—	(21,193)	—

Total other expense, net	(35,735)	(11,368)	(72,790)	(47,804)

NET INCOME (LOSS)	(16,653)	7,849	14,204	28,081

GAIN ON REDEMPTION OF REDEEMABLE
CONVERTIBLE PREFERRED STOCK	—	—	57,681	—
PREFERRED DIVIDEND	—	(2,188)	(2,056)	(8,750)

INCOME (LOSS) AVAILABLE FOR
COMMON STOCKHOLDERS	$(16,653)	$5,661	$69,829	$19,331

EARNINGS PER SHARE
Basic	$(0.64)	$0.25	$2.97	$0.86
Diluted	$(0.64)	$0.22	$2.64	$0.79
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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 11 March 3, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES Statements of Cash Flows (Unaudited) (dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003

CASH FLOWS FROM OPERATING
ACTIVITIES
Net income (loss)	$(16,653)	$7,849	$14,204	$28,081
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation	11,484	11,105	45,576	43,921
Amortization of intangible assets	593	489	2,365	1,928
Compensation from compensatory stock
option plans	139	—	141	—
Loss from fees to retire existing debt	18,557	—	18,557	—
Write-off of deferred financing costs	3,568	—	3,568	—
Changes in operating assets and liabilities:
Receivables	(871)	(1,794)	(2,600)	347
Inventory	234	(1,240)	(51)	(1,514)
Accounts payable	(671)	3,584	3,044	3,762
Other assets and liabilities	7,279	1,908	(8,169)	3,255

Net cash provided by operating activities	$23,659	$21,901	$76,635	$79,780

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(11,109)	(8,138)	(34,803)	(23,761)
Business acquisitions	—	(912)	(1,697)	(1,044)
Redemption of RTFC capital certificates	50,000	—	50,000	—
Purchase of RTFC capital certificates	(7,778)	—	(7,778)	—

Net cash provided by (used in) investing activities	31,113	(9,050)	5,722	(24,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in revolving credit facility	38,507	—	41,507	—
Redemption of redeemable preferred stock	—	—	(100,000)	—
Early retirement of long-term debt	(681,500)	—	(681,500)	—
Issuance of long-term debt	477,778	—	477,778	—
Payment of debt issuance costs	(4,138)	—	(4,138)	—
Issuance of senior subordinated notes	—	—	66,000
Payment of debt issuance costs	—	—	(1,974)	—
Issuance of capital common stock, net of
Issuance costs	144,848	—	144,848	—
Redemption of stock options	(10,046)		(10,046)
Prepayment fees to retire existing debt	(18,557)	—	(18,557)	—
Payment on long-term debt	—	(8,250)	(30,250)	(31,625)

Net cash used in financing activities	(53,108)	(8,250)	(116,332)	(31,625)

Net Increase (Decrease) in Cash and Cash
Equivalents	1,664	4,601	(33,975)	23,350

Cash and Cash Equivalents at Beginning
of Period	1,210	32,248	36,849	13,499

Cash and Cash Equivalents at End
of Period	$2,874	$36,849	$2,874	$36,849

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Iowa Telecom Reports Fourth Quarter and Year Ended December 31, 2004 Page 12 March 3, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC. AND SUBSIDIARIES EXPLANATIONS AND RECONCILIATIONS TO NON-GAAP CONCEPTS (Unaudited) (dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2004	2003	2004	2003

EBITDA
Net Income (Loss)	$(16,653)	$7,849	$14,204	$28,081
Income Taxes	—	—	—	—
Interest Expense	15,094	12,821	55,654	51,838
Depreciation and Amortization	12,077	11,594	47,941	45,849

EBITDA	$10,518	$32,264	$117,799	$125,768

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